PRESS RELEASE

Contacts:
Patrick L. Alexander
President and Chief Executive Officer
Mark A. Herpich
 Chief Financial Officer
(785) 565-2000
FOR IMMEDIATE RELEASE
October 27, 2010

Landmark Bancorp, Inc. Announces Results for Third Quarter and Nine Months Ended September 30, 2010
Declares Cash Dividend of $0.19 Per Share and a 5% Stock Dividend for Landmark Stockholders

(Manhattan, KS, October 27, 2010) Landmark Bancorp, Inc. (Nasdaq: LARK), a bank holding company based in Manhattan, Kansas, reported net earnings of $1.1 million ($0.44 per diluted share) for the quarter ended September 30, 2010, compared to net earnings of $113,000 ($0.05 per diluted share) for the third quarter of 2009. For the nine months ended September 30, 2010, the company reported net earnings of $1.2 million ($0.48 per diluted share), compared to net earnings of $2.1 million ($0.86 per diluted share) in the first nine months of 2009. Management will host a conference call to discuss these results on Thursday, October 28, 2010, at 10:00 am (CT). Investors may participate in the Company’s earnings call via telephone by dialing (877) 317-6789. A replay of the call will be available through November 28, 2010, by dialing (877) 344-7529 and using conference number 444749.

Additionally, the company announced that its Board of Directors declared a cash dividend of $0.19 per share, to be paid November 22, 2010, to common stockholders of record on November 10, 2010. The Board of Directors also declared a 5% stock dividend. The 5% stock dividend will be issued December 15, 2010, to common stockholders of record on December 1, 2010. This is the 10th consecutive year that the Board has declared a 5% stock dividend.

Patrick L. Alexander, President and Chief Executive Officer, commented: “We are pleased to report net earnings of $1.1 million for the third quarter of 2010, an increase of $990,000 over the same period of 2009. The improvement is primarily the result of a lower provision for loan losses in the third quarter of 2010 compared to 2009, as we have made progress in reducing nonperforming assets. Year-to-date, the decline in net earnings is primarily due to a substantial provision taken in the second quarter of 2010. We continue to take aggressive actions to manage our loan portfolio and strengthen our business in this challenging economic and credit environment. Our ratio of nonperforming loans to total loans has decreased to 1.4% at September 30, 2010, compared to 3.5% at September 30, 2009. While it is difficult to forecast future events in this economy, we believe our strong capital position, loan portfolio management, and underlying fundamental earnings before provision for loan losses all position us to deal with the current challenges and give us reason for optimism for the fourth quarter of 2010 and beyond.”

Third-Quarter Financial Highlights

Net interest income for the quarter ended September 30, 2010, decreased $139,000, or 3.0%, to $4.5 million compared to the third quarter of 2009. While our net interest margin, on a tax equivalent basis, increased to 3.76% for the third quarter of 2010 from 3.59% for the same period of 2009, our higher net interest margin was more than offset by lower average interest-earning asset balances. The provision for loan losses decreased to $500,000 during the third quarter of 2010, compared to $1.9 million during the third quarter of 2009. Our provision for loan losses declined in the third quarter of 2010 due to decreased charge-offs and lower levels of nonperforming loans.

Total non-interest income was $2.4 million for the third quarter of 2010, up $278,000, or 13.2%, from the same period in 2009. The increase in non-interest income was primarily attributable to a $139,000 increase in fees and service charges and a $111,000 increase in gains on sale of loans as origination volumes of residential real estate loans that were sold in the secondary market increased in the third quarter of 2010 compared to the same period of 2009.

During the third quarter of 2010, we recorded a credit-related, other-than-temporary impairment loss of $242,000 on one of our investments in pooled trust preferred investment securities. In addition, we also recorded a $9,000 other-than-temporary impairment loss on a common stock investment during the third quarter of 2010. In the same period of 2009, we recorded $133,000 of credit-related, other-than-temporary impairment losses on our portfolio of pooled trust preferred investment securities.

Non-interest expense decreased $64,000, or 1.3%, to $4.8 million for the third quarter of 2010, compared to the same period of 2009. The decline in non-interest expense was primarily due to a decrease of $77,000 in professional fees.

Year-to-Date Financial Highlights

Net interest income for first nine months of 2010 was $13.6 million, an increase of $50,000, or 0.4%, compared to the first nine months of 2009. Net interest margin, on a tax equivalent basis, increased to 3.79% for the first nine months of 2010 from 3.54% for the same period of 2009. The provision for loan losses increased to $5.2 million during the first nine months of 2010, compared to $3.0 million during the same period of 2009. The provision for loan losses reflected the increased charge-offs that occurred in the second quarter of 2010, primarily related to a significant decline in appraised value of the collateral securing a previously identified and impaired construction loan. While it was necessary to recognize the loss based on appraised value, we continue to pursue payment from the guarantor.

Total non-interest income decreased $220,000, or 3.3%, to $6.4 million for the first nine months of 2010 compared to the same period in 2009, primarily attributable to a $392,000 decrease in gains on sales of loans which was partially offset by a $181,000 increase in fees and service charges.

The net gains and losses on investment securities experienced a favorable change of $881,000 between the first nine months of 2010 and the same period of 2009. We recorded credit-related, other-than-temporary impairment losses on our investment securities portfolio during the first nine months of both 2010 and 2009, however the amount of the net impairment loss declined from $709,000 during the first nine months of 2009 to $391,000 during the first nine months of 2010. Also during the first nine months of 2010, the company realized a $563,000 gain on the sale of investments based on the sale of a portion of our mortgage-backed investment securities portfolio.

Non-interest expense increased $116,000, or 0.8%, to $14.3 million for the first nine months of 2010, compared to the same period of 2009.  The May 2009 acquisition of a branch in Lawrence, Kansas, contributed to increases in compensation and benefits and occupancy and equipment costs in the first nine months of 2010 compared to the first nine months of 2009.  During the nine months ended September 30, 2010 we recorded a tax benefit of $531,000 compared to a tax expense of $139,000, or an effective tax rate of 6.1%, during the same period of 2009.  The decline in the effective tax rate was driven by lower taxable income, primarily as a result of our increased provision for loan losses, while our tax exempt investment income and bank owned life insurance income remained similar between the periods.

Balance Sheet Highlights

Total assets decreased to $567.3 million at September 30, 2010, compared to $584.2 million at December 31, 2009. Stockholders’ equity was $55.1 million (book value of $22.01 per share) at September 30, 2010, compared to $53.9 million (book value of $21.65 per share) as of December 31, 2009. Net loans decreased to $322.9 million at September 30, 2010, compared to $342.7 million at December 31, 2009.  At September 30, 2010, the allowance for loan losses was $4.6 million, or 1.4% of gross loans outstanding, compared to $5.5 million, or 1.6% of gross loans outstanding at December 31, 2009.  Loans past due 30-89 days and still accruing interest totaled $2.7 million, or 0.8% of gross loans, at September 30, 2010, compared to $2.5 million, or 0.7% of gross loans, at December 31, 2009. Non-accrual loans, which primarily consist of loans greater than 90 days past due totaled $4.5 million, or 1.4% of gross loans, at September 30, 2010, down from $11.8 million, or 3.4% of gross loans, at December 31, 2009. Net loan charge-offs were $6.1 million during the first nine months of 2010, compared to $1.6 million during the first nine months of 2009.

About Landmark

Landmark Bancorp, Inc., the holding company for Landmark National Bank, is listed on the NASDAQ Global Market under the symbol “LARK.” Headquartered in Manhattan, Kansas, Landmark National Bank is a community banking organization dedicated to providing quality financial and banking services. Landmark National Bank has 21 locations in 16 communities across Kansas: Manhattan (2), Auburn, Dodge City (2), Fort Scott, Garden City, Great Bend (2), Hoisington, Junction City, LaCrosse, Lawrence (2), Louisburg, Osage City, Osawatomie, Paola, Topeka (2) and Wamego, Kansas. Visit www.banklandmark.com for more information.

Special Note Concerning Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Landmark Bancorp, Inc.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  A number of factors, many of which are beyond our ability to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) changes in state and federal laws, regulations and governmental policies concerning our general business; (iii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (iv) changes in interest rates and prepayment rates of our assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi)  the economic impact of armed conflict or terrorist acts involving the United States; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected outcomes of existing or new litigation; and (x) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning Landmark Bancorp, Inc. and its business, including additional factors that could materially affect the Company’s financial results, is included in our filings with the Securities and Exchange Commission.

Financial Highlights

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited):
(Dollars in thousands)
	September 30,	December 31,	September 30,
	2010	2009	2009
ASSETS:
Cash and cash equivalents	$13,042	$12,379	$20,681
Investment securities	164,750	169,619	178,546
Loans, net	322,913	342,738	348,752
Loans held for sale	10,162	4,703	3,974
Premises and equipment, net	15,311	15,877	16,490
Goodwill	12,894	12,894	12,894
Other intangible assets, net	2,218	2,481	2,590
Bank owned life insurance	12,917	12,548	12,368
Other assets	13,096	10,928	7,626
TOTAL ASSETS	$567,303	$584,167	$603,921

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits	$436,167	$438,595	$450,842
Federal Home Loan Bank and other borrowings	69,330	82,183	90,724
Other liabilities	6,677	9,494	7,933
Total liabilities	512,174	530,272	549,499
Stockholders' equity	55,129	53,895	54,422
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$567,303	$584,167	$603,921

LOANS (unaudited):
(Dollars in thousands)	September 30,	December 31,	September 30,
	2010	2009	2009

One-to-four family residential real estate	$91,729	$98,333	$101,131
Commercial real estate	102,014	106,470	105,788
Construction and land	26,439	36,864	34,558
Commercial loans	101,100	98,213	104,886
Consumer loans	5,989	7,884	7,935
Net deferred loan costs and loans in process	242	442	(318)
Allowance for loan losses	(4,600)	(5,468)	(5,228)
Loans, net	$322,913	$342,738	$348,752

NONPERFORMING ASSETS (unaudited):
(Dollars in thousands)	September 30,	December 31,	September 30,
	2010	2009	2009

Non-accrual loans	$4,469	$11,830	$12,254
Accruing loans over 90 days past due	-	-	-
Nonperforming investments	1,131	1,528	1,780
Real estate owned	4,093	1,129	1,793
Total nonperforming assets	$9,693	$14,487	$15,827

Loans past due 30-89 days and still accruing to gross loans outstanding	0.8%	0.7%	0.7%
Total nonperforming loans to gross loans outstanding	1.4%	3.4%	3.5%
Total nonperforming assets to total assets	1.7%	2.5%	2.6%
Allowance for loan losses to gross loans outstanding	1.4%	1.6%	1.5%
Allowance for loan losses to total nonperforming loans	102.9%	46.2%	42.7%

Financial Highlights (continued)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited):
(Dollars in thousands, except per share data)
	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Interest income:
Loans	$4,825	$5,117	$14,605	$15,533
Investment securities and other	1,214	1,685	3,945	5,107
Total interest income	6,039	6,802	18,550	20,640

Interest expense:
Deposits	916	1,401	2,923	4,598
Borrowed funds	654	793	2,018	2,483
Total interest expense	1,570	2,194	4,941	7,081

Net interest income	4,469	4,608	13,609	13,559
Provision for loan losses	500	1,900	5,200	3,000
Net interest income after provision for loan losses	3,969	2,708	8,409	10,559

Non-interest income:
Fees and service charges	1,330	1,191	3,470	3,289
Gains on sales of loans, net	833	722	2,237	2,629
Bank owned life insurance	124	126	372	373
Other	101	71	350	358
Total non-interest income	2,388	2,110	6,429	6,649

Investment securities gains (losses), net:
Impairment losses on investment securities	(59)	(885)	(391)	(1,795)
Less noncredit-related losses (reversals)	(192)	752	-	1,086
Net impairment losses	(251)	(133)	(391)	(709)
Gains on sales of investment securities	-	-	563	-
Investment securities gains (losses), net	(251)	(133)	172	(709)

Non-interest expense:
Compensation and benefits	2,358	2,360	6,997	6,739
Occupancy and equipment	731	716	2,123	2,030
Federal deposit insurance premiums	180	176	542	656
Data processing	208	189	640	583
Amortization of intangibles	208	196	569	574
Professional fees	113	190	433	554
Advertising	137	121	374	361
Other	827	878	2,664	2,729
Total non-interest expense	4,762	4,826	14,342	14,226
Earnings (loss) before income taxes	1,344	(141)	668	2,273
Income tax expense (benefit)	241	(254)	(531)	139
Net earnings	$1,103	$113	$1,199	$2,134

Net earnings per share (1)
Basic	$0.44	$0.05	$0.48	$0.86
Diluted	0.44	0.05	0.48	0.86

Book value per share (1)	$22.01	$22.14	$22.01	$21.86

Shares outstanding at end of period	2,504,265	2,490,023	2,504,265	2,490,023

Weighted average common shares outstanding - basic	2,504,265	2,490,023	2,500,906	2,490,201
Weighted average common shares outstanding - diluted	2,506,345	2,495,109	2,503,239	2,495,359

(1)  Net earnings per share and book value per share at or for the periods ended September 30, 2009 have been adjusted to give effect to the 5% stock dividend paid during December 2009.

OTHER DATA (unaudited):
	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

Return on average assets (2)	0.75%	0.07%	0.28%	0.47%
Return on average equity (2)	8.05%	0.84%	2.93%	5.43%
Equity to total assets	9.72%	9.01%	9.72%	9.01%
Net interest margin (2) (3)	3.76%	3.59%	3.79%	3.54%

(2)  Information for the three and nine months ended September 30 is annualized.
(3)  Net interest margin is presented on a fully tax equivalent basis, using a 34% federal tax rate.